SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2003

NEW WORLD PASTA COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	333-76763	52-2006441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Shannon Road, Harrisburg, PA	17112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 526-2200

INFORMATION TO BE INCLUDED IN REPORT

Item 5. Other Events

On June 2, 2003, New World Pasta Company announced that work on the preparation of the Company’s audited Annual Report for the fiscal year ended December 31, 2002, its quarterly reports for the fiscal quarters ended September 28, 2002 and March 29, 2003, and its review of prior period financial statements, is continuing to progress, but that the Company will not complete its review or file these reports with the Securities and Exchange Commission by May 31, 2003. New World Pasta also announced that the lenders under its senior secured credit facility have approved an amendment to that facility which permits the Company to file these reports by June 30, 2003. A copy of the press release, which is incorporated herein by reference, is attached as an exhibit.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99.1 Press Release issued by New World Pasta Company on June 2, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereupon duly authorized.

NEW WORLD PASTA COMPANY

Date: June 2, 2003	By:	/s/ J. MICHAEL MCILWAIN
	Name: Title:	J. Michael McIlwain Vice President, Finance